Provident Bank
                        Executive Officer Incentive Plan
                        --------------------------------
                                November 29, 2005
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Introduction
------------

An integral part of the Provident Bank's total compensation policy is Provident Bank's Executive Officer Incentive Plan. This plan is designed to reward the Bank's Executive Officers for business achievements beyond normal position responsibilities to the extent that those efforts contribute measurably to the Bank's attainment of its financial goals and business strategies.

Program Description
-------------------

It is the policy of Provident Bank to provide the Bank's Executive Officers with an incentive plan consisting of two components:

   o A group incentive component that provides an award to Executive Officers based on the Bank's attainment of stated annual financial targets;

and,

   o An individual business incentive component that provides an award to Executive Officers for the fulfillment of specific business strategies and initiatives.

The Bank's Executive Compensation Committee (the "Committee") is responsible for reviewing Executive Officer salaries and all aspects of executive compensation annually. The Committee periodically engages external consultants to review overall compensation levels (including Executive Officer Incentive Awards) for competitiveness and reasonableness as compared to industry peers and competitors. The specific authorities and responsibilities of the Committee are delineated later in this document.

The Director of Human Resources is responsible for the administration of the Bank's Executive Officer Incentive Plan. The Director may periodically recommend changes to the program and its implementation to enhance its effectiveness and ensure compliance with applicable law.

Plan Eligibility
----------------

The Bank's President and CEO participates in the Executive Officer Incentive Plan each year and recommends to the Executive Compensation Committee other executive officers for participation in the Plan. Based on these recommendations, the Executive Compensation Committee approves the participants in the plan and reports on their decisions to the full Board of Directors.

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Defining and Determining Executive Officer Incentive Plan - Goals and Objectives
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Annual financial and non-financial objectives and targets are determined as a result of the Bank's annual business planning process.

   o Executive Officers contribute to the annual planning process; an integral part of that annual plan process includes identification of Bank-wide financial and non-financial business initiative targets, including short-term and long-term strategies.

   o The Provident Bank annual business plan is presented to and approved by the Board of Directors.

   o As a derivative of the Bank's "Annual Plan", the Executive Compensation Committee, after receiving a recommendation from the President and Chief Executive Officer, annually establishes the financial and business criteria for the Executive Officer Inventive plan. The Executive Compensation Committee reviews and approves these targets and criteria and informs the full Board of Directors about the targets and criteria at the next regularly scheduled board meeting.

Executive Officer Incentive Plan - Award Amounts
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President and CEO
-----------------

The President and CEO's Executive Officer Incentive Award is granted annually based on a review of the Bank's achievement of its overall business results, including financial targets, short-term and long-term business strategies and goals as identified as the plan criteria for that fiscal year.

   o The President and CEO award level is 40% of the base salary upon successful attainment of the financial targets and business strategies and initiatives established for the President and CEO.

   o The President and CEO's award level may reach a level of 125% and 150% of target incentive of 40% of the base salary if the targets are exceeded by an amount approved under the authorities granted by this policy to the Executive Compensation Committee.


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Executive Officers
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Awards to other Executive Officer participants in this program are granted by the Executive Compensation Committee based on a review of the executive's performance by the President and CEO, who recommends the awards based on this performance assessment. The incentive-based performance assessment is based on the Bank's achievement of its overall business results including financial targets, short-term and long-term business strategies and business initiative targets as identified for that fiscal year. These targets and business strategies and initiatives are determined and approved by the Committee as part of the Bank's annual planning process.

   o An Executive Officer award level is 25% of the individual's base salary upon successful attainment of the financial targets and business strategies and initiatives established for the Executive Officer.

   o An Executive Officer award level could reach a level of 125% and 150% of target incentive of 25% of base salary if the targets established for the Executive Officer are exceeded by an amount approved under the authorities granted by this policy to the Executive Compensation Committee.

Executive Officer Incentive Award for Significant Performance
-------------------------------------------------------------

In an unpredictable, fast-changing business climate, there might be significant events and/or extraordinary factors, particularly those that will have a long term benefit to the Bank that should be considered when determining potential awards for Executive Officers.

In such circumstances, the Board of Directors, at its discretion, may, following receipt of proposed awards by the Executive Compensation Committee, may elect to grant an incentive award to Executive Officer participants based on the Bank's overall performance in light of these significant events and/or extraordinary factors.

Process for Determining Executive Officer Plan Incentive Goals
--------------------------------------------------------------
Timing:
-------

Fiscal year financial and operating goals are determined as a result of the Bank's annual planning process.

   o Management will present to the Board of Directors a fiscal year business plan in September of each year for review and consideration. Within 30 days of the presentation to the Board of the annual business plan, the President and Chief Executive Officer will provide the Executive Compensation Committee the proposed Executive Officer Incentive Award group and individual targets.

   o The group and individual targets for each Executive Officer will be approved by the Executive Compensation Committee.

   o Upon approval of the group and individual targets by the Executive Compensation Committee, the Committee will inform the Board of Directors about these targets at the next scheduled board meeting.

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Payout of Executive Officer Incentive Awards
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Precondition for Eligibility to Receive Awards
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All Executive Officers who participate in the plan must have received a satisfactory performance appraisal in the prior year and be considered to be employees in good standing in the sole discretion of the Executive Compensation Committee. The President and Chief Executive Officer will make a recommendation to the Executive Compensation Committee on the performance of the other participants.

Approval and Authorization of Awards for the President and CEO
--------------------------------------------------------------

   o The amount of award for which the President and CEO is eligible is presented to the Executive Compensation Committee by the Chairman of the Executive Compensation Committee.

   o The Executive Compensation Committee will review and determine whether the amount of the award(s) should be adjusted based on extraordinary circumstances that might have occurred and which might have affected in a significant way the Bank's overall performance. The Executive Compensation Committee is authorized to pay out awards based on the incentive targets approved for the fiscal year.

   o The Executive Compensation Committee has the authority to adjust the amount of the award as it deems appropriate and present the proposed award to the Board of Directors for approval.

Approval & Authorization for Executive Officers
-----------------------------------------------

   o The amount of award for which the other Executive Officers are eligible is presented by the President and CEO to the Executive Compensation Committee.

   o The President and CEO will recommend to the Executive Compensation Committee whether the amount of the award(s) should be adjusted based on extraordinary circumstances that might have occurred and which might have affected in a significant way the Bank's overall performance.

   o Following the recommendation and assessment by the President and CEO, the Executive Compensation Committee has the authority to award payouts based on the original incentive targets. If adjustments to the awards are deemed appropriate, the Executive Compensation Committee will present proposed adjusted awards to the Board of Directors for approval.

Time for Payment of Awards
--------------------------

Executive Officer Incentive Plan participants will receive their incentive awards within 30 days of approval, but in any event no later than 75 days after the close of the fiscal year.

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Participants' Vested Rights
---------------------------

   o Eligible Executive Officers employed throughout the full incentive plan year have a vested right to receive any incentive awards they have earned as provided for in the Executive Officer Management Incentive Plan.

   o Executive Officer participants who die, become disabled or retire on a satisfactory basis prior to the end of the incentive year are eligible for a prorated award.

   o Incentive payments for financial results will be pro rated to the number of months worked within the incentive year before termination for any of the reasons stated above.

   o Incentive payments for results related to business strategies and/or initiatives will be evaluated and assessed and awarded as they would have been at the end of the incentive year.

   o In the event of the death of an eligible Executive Officer, any earned incentive awards will be paid to the Executive Officer's estate.

   o Executive Officer participants who voluntarily or involuntarily terminate employment prior to the end of the incentive year forfeit their eligibility for any incentive awards.

On occasion, upon the recommendation of the President and CEO, the Board of Directors may authorize an incentive payment, pro-rated as described above.

   o Executive Officers who become employed by the Bank during the incentive year may become participants in that year's incentive plan. This action will require recommendation from the President & CEO to the Executive Compensation Committee, who will then inform the full Board of Directors of their approval at the next scheduled board meeting.
         In such instances, the Executive Officer will be eligible for a pro-rated award as described above.